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                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT

         Certificate of Amendment of the Certificate of Limited Partnership of Smith Barney Strategic Diversified Futures Fund L.P. under Section 121-202 of the Revised Limited Partnership Act

1. The name of the limited partnership is Smith Barney Strategic Diversified Futures Fund L.P. (the "Limited Partnership").

2. The Certificate of Limited Partnership of the Limited Partnership was filed on June 15, 1998.

3. Article 1 of the Certificate of Limited Partnership of the Partnership is hereby amended in its entirety to read as follows:

         1.       The name of the limited partnership is as follows:

         Salomon Smith Barney Global Diversified Futures Fund L.P.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 30th day of June, 1998, and affirm the statements contained herein as true under penalties of perjury.

                                   General Partner
                                   Smith Barney Futures Management Inc.

                                   By:      /s/ David J. Vogel
                                            ------------------
                                                David J. Vogel
                                                President
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                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
              SMITH BARNEY STRATEGIC DIVERSIFIED FUTURES FUND L.P.
                            UNDER SECTION 121-201 OF
                       THE REVISED LIMITED PARTNERSHIP ACT

         THE UNDERSIGNED, for the purpose of forming a limited partnership pursuant to Section 121-201 of the Revised Limited Partnership Act of New York, does hereby certify:

         1.       The name of the limited partnership is as follows:

         Smith Barney Strategic Diversified Futures Fund L.P.

         2. The county within this state, in which the office of the limited partnership is to be located is:

                  New York.

         3. The Secretary of State of the State of New York is hereby designated the agent of the limited partnership upon whom process served against the limited partnership may be served. The post office address within or without New York State to which the Secretary will mail a copy of any process against the limited partnership served upon him is:

                  Smith Barney Futures Management Inc.
                  390 Greenwich Street - 1st floor
                  New York, New York  10013
                  Attention:  David J. Vogel.

         4. CT Corporation System, having a business address at 1633 Broadway, New York, New York 10019, is hereby designated pursuant to section 121-105 of the Revised Limited Partnership Act of New York, the registered agent of the limited partnership upon whom process against the limited partnership may be served.

         5. The name and business or residence address of each general partner is as follows:

                  Smith Barney Futures Management Inc.
                  390 Greenwich Street - 1st floor
                  New York, New York 10013

         6.       The latest date upon which the limited partnership is to
dissolve is:
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                  December 31, 2018

         7. Additional information determined by the general partner to be included:

         None.

         IN WITNESS WHEREOF, the undersigned has executed this certificate this 12th day of June 1998, and affirms that the statements contained herein are true under penalty of perjury.

                                    General Partner
                                    Smith Barney Futures Management Inc.

                                    By: /s/ David J. Vogel
                                            --------------
                                            David J. Vogel
                                            President


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